UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 29, 2006

SHORE BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Maryland	0-22345	52-1974638
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

18 East Dover Street, Easton, Maryland 21601
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (410) 822-1400

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

࿳  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

࿳  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

࿳  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR  240.14d-2(b))

࿳  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR  240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On September 29, 2006, the Compensation Committee of the Board of Directors of Shore Bancshares, Inc. (the “Company”) adopted the Shore Bancshares, Inc. Executive Deferred Compensation Plan for members of management and highly compensated employees of the Company and its subsidiaries (the “Plan”). Participants will be selected by the Compensation Committee. The Plan is attached hereto as Exhibit 10.1. The material features of the Plan are discussed below.

The Plan permits a participant to elect, each year, to defer receipt of up to 100% of his or her salary and bonus to be earned in the following year. The Plan also permits the participant to defer the receipt of performance-based compensation not later than six months before the end of the period for which it is to be earned. The deferred amounts will be credited to an account maintained on behalf of the participant (a “Deferral Account”) and will be deemed to be invested in certain investment options established from time to time by the Compensation Committee. A participant’s election to defer compensation will be evidenced by an election form that will specify, among other things, the allocation of the deferred compensation among the various deemed investment options. Once made, an election is irrevocable.

The Company has agreed to make mandatory contributions for certain participants on the last day of each Plan year for which the participant was an employee. A mandatory contribution for a Plan year will be reduced on a pro-rata basis in the event a participant has a Separation of Service (as defined in the Plan). The Company may, but is not required to, also make matching and discretionary contributions for the benefit of a participant. Matching contributions for a Plan year, if any, will be announced prior to the beginning of that Plan year. Discretionary contributions for a Plan year, if any, may vary among participants and will be credited to the participant’s account at the end of a Plan year. Mandatory, matching and discretionary contributions will be credited to an Employer Funded Account (as defined in the Plan) established by the Company and will be deemed to be invested in the manner specified in the participant’s election form for that Plan year in respect of his or her voluntary deferrals. Information about the participants who are entitled to mandatory contributions and the amounts thereof, and participants who are entitled to discretionary contributions and the amounts thereof, is set forth in Schedule A to the Plan. Matching contributions will not be made with respect to income deferred between October 1, 2006 and December 31, 2006, the first Plan Year.

A participant’s Deferral Account and his or her Employer Funded Account will be credited with the gain or loss generated on the investments in which the funds in those accounts are deemed to be invested.

A participant is fully vested at all times in the amount credited to his or her Deferral Account. With respect to the amount credited to a participant’s Employer Funded Account, a participant is 0% vested in the first year of participation in the Plan; thereafter, the participant’s interest vests 25% each year. If, however, the participant’s service with the Company terminates because of death or the Company experiences a Change in Control (as defined in the Plan), then the participant’s interest in his or her Employer Funded Account will be automatically 100% vested regardless of years in the Plan. If the participant separates from service for any reason other than death, Disability (as defined in the Plan), Change of Control or Retirement (as defined in the Plan) at or after age 65, then any non-vested portion of his or her Employer Funded Account will be forfeited.

The Plan contemplates automatic distributions upon the occurrence of certain events and elective distributions.

If a participant dies or experiences a Disability while employed by the Company or if the Company experiences a Change in Control, then the vested portions of a participant’s accounts will be distributed in a lump sum payment to the participant or, in the case of death, to his or her designated beneficiaries. If a participant experiences a Separation of Service, then the vested portions of a participant’s accounts will be distributed in a lump sum or in installments, as specified in the most recent election form. Certain restrictions on the commencement of automatic distributions apply to Key Employees (as defined in the Plan).

A participant may elect in his or her annual election form to receive elective distributions, or “In-Service Distributions”, from his or her Deferral Account of amounts deferred (and earnings thereon) for a given Plan year as soon as three years after the end of that Plan year. At the time of the election, the participant must also elect whether to receive the elective distribution in a lump sum or in installments over a period of up to 10 years. If a participant fails to make a payment method election, then the distribution will be made in one lump sum. A participant may change his or her election to postpone a distribution or change the form of payment, but such change must be made at least 12 months prior to the original distribution date, cannot be effective until at least 12 months following the subsequent election, and must postpone the commencement of the payment for a period of at least five years from the original distribution date.

The Plan also permits certain limited distributions upon the occurrence of an Unforeseen Emergency (as defined to the Plan) and a lump sum distribution, at the Plan administrator’s sole discretion, in the event the participant’s accounts have a value of less than $10,000.

Benefits are not assignable by a participant.

The Plan may be amended and/or terminated by the Company’s Board of Directors at any time, provided that no amendment may decrease a participant’s accrued benefit prior to the date of amendment and no termination may deprive a participant of a right accrued prior to the date of termination. Notwithstanding the foregoing, the Board may amend the Plan so that it complies with law.

Item 9.01. Financial Statements and Exhibits.

(c)  Exhibits:

Exhibit 10.1—Shore Bancshares, Inc. Executive Deferred Compensation Plan and related Deferral Election, Investment Designation, and Beneficiary Designation Forms (filed herewith).

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SHORE BANCSHARES, INC.

Dated: October 2, 2006	By:	/s/ W. Moorhead Vermilye
W. Moorhead Vermilye
President and CEO

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Shore Bancshares, Inc. Executive Deferred Compensation Plan and related Deferral Election, Investment Designation, and Beneficiary Designation Forms (filed herewith).